Exhibit 99.1

Contact:
Strategy
Shirish Jajodia
Corporate Treasurer
ir@strategy.com

Strategy Announces Fourth Quarter 2025 Financial Results;
Holds 713,502 BTC

Bitcoin Highlights (as of February 1, 2026)
713,502 bitcoin holdings at a total cost of $54.26 billion, or $76,052 per bitcoin
22.8% BTC Yield achieved in FY2025
 Capital Markets Highlights
Largest US equity issuer in FY2025, representing ~8% of total US equity issuance
$25.3 billion raised in FY2025
Five IPOs of preferred stock completed in FY2025, raising $5.5 billion of gross proceeds
Digital Credit Highlights (as of February 1, 2026)
STRC scaled to an aggregate stated amount of $3.4 billion, with a current dividend rate of 11.25%
$413 million in cumulative distributions paid, representing a blended annual dividend rate of 9.6%
$2.25 billion USD Reserve established providing 2.5 years of dividend and interest coverage
Return of Capital (“ROC”) distributions expected to continue for the foreseeable future, i.e., ten years or more

TYSONS CORNER, Va., February 5, 2026 – Strategy Inc (Nasdaq: STRF/STRC/STRK/STRD/MSTR; LuxSE: STRE) (“Strategy” or the “Company”), the largest corporate holder of bitcoin and the world’s first Bitcoin Treasury Company, today announces financial results for the three-month period ended December 31, 2025 (the fourth quarter of its 2025 fiscal year).
“We raised $25.3 billion of capital in 2025 to advance our Bitcoin treasury strategy, making us the largest equity issuer among U.S. public companies for a second consecutive year. We increased our holdings to 713,502 bitcoins, including 41,002 bitcoins acquired in January 2026 alone. STRC (Stretch), our flagship Digital Credit instrument, has grown to $3.4 billion in size, supported by increasing liquidity and declining volatility. Our variable dividend rate mechanism for STRC, currently set at 11.25%, has helped maintain STRC price stability near the $100 stated amount despite a weaker bitcoin price environment. In 2026, we remain focused on expanding STRC to generate amplification and drive growth in Bitcoin Per Share (BPS) for MSTR common stock investors,” said Phong Le, President and Chief Executive Officer.
“2025 marked a landmark year for corporate Bitcoin adoption, supported by the implementation of fair value accounting for bitcoin, clarity that unrealized gains on bitcoin are not taxed under CAMT, and the relaunch of our S&P credit rating. We also executed five preferred equity IPOs, launching our Digital Credit platform that is designed to reduce bitcoin volatility and risk while providing tax-deferred fixed income. We also established a $2.25 billion USD Reserve, providing more than 2.5 years of coverage to support our dividend obligations, further strengthening our credit profile. Strategy’s capital structure is stronger and more resilient today than ever before,” said Andrew Kang, Chief Financial Officer.
“Strategy has built a digital fortress anchored by 713,502 bitcoins and our shift to Digital Credit, which aligns with our indefinite bitcoin horizon. MSTR and STRC operate as complementary components of our capital structure, with STRC generating amplification for MSTR investors and MSTR providing substantial asset coverage while absorbing bitcoin price volatility for STRC investors. We are also excited about an ecosystem emerging around STRC, which would reinforce Strategy’s position as the dominant issuer of bitcoin-backed credit,” said Michael Saylor, Executive Chairman.
Q4 Financial Summary
Operating Loss: Operating loss for the fourth quarter of 2025 was $17.4 billion, compared to an operating loss of $1.0 billion for the fourth quarter of 2024. Operating loss for the fourth quarter of 2025 includes an unrealized loss on the Company’s digital assets of $17.4 billion. This is the fourth quarterly reporting period in which we have applied fair value accounting. Digital asset impairment losses for the fourth quarter of 2024, determined in accordance with the cost-less-impairment accounting model we were subject to prior to January 1, 2025, amounted to $1.0 billion.
Net Loss and Net Loss Attributable to Common Stock: Net loss for the fourth quarter of 2025 was $12.4 billion, or $42.93 per common share on a diluted basis, as compared to a net loss of $670.8 million, or $3.03 per common share on a diluted basis, for the fourth quarter of 2024. Net loss attributable to common stockholders for the fourth quarter of 2025 was $12.6 billion, compared to a net loss of $670.8 million for the fourth quarter of 2024.
Cash and Cash Equivalents: As of December 31, 2025, the Company had cash and cash equivalents of $2.3 billion, as compared to $38.1 million as of December 31, 2024, an increase of approximately $2.3 billion reflecting the Company’s establishment of its USD Reserve in the fourth quarter of 2025.
Software Highlights
◦Revenues:
•Total revenues for the fourth quarter of 2025 were $123.0 million, a 1.9% increase year-over-year, compared to the fourth quarter of 2024.
•Subscription Services Revenues for the fourth quarter of 2025 were $51.8 million, a 62.1% increase year-over-year.
•Product licenses and subscription services revenues for the fourth quarter of 2025 were $59.6 million, a 26.3% increase year-over-year.
•Product support revenues were $48.5 million for the fourth quarter of 2025, a 16.9% decrease year-over-year.
•Other services revenues were $14.9 million for the fourth quarter of 2025, a 1.8% decrease year-over-year.
◦Gross Profit: Gross profit for the fourth quarter of 2025 was $81.3 million, representing a 66.1% gross margin, compared to $86.5 million, representing a gross margin of 71.7%, for the fourth quarter of 2024.
Bitcoin Summary
BTC Yield: Achieved full year 2025 BTC Yield of 22.8%, compared to the full year 2025 target range of 22.0% to 26.0% (as updated on December 1, 2025).
BTC Gain: Achieved full year 2025 BTC Gain of 101,873.
BTC $ Gain: Achieved full year 2025 BTC $ Gain of $8.9 billion (based on bitcoin price of approximately $87,515 as of December 31, 2025), compared to the full year 2025 target range of $8.4 billion to $12.8 billion (as updated on December 1, 2025).
Digital Assets: As of February 1, 2026, the Company’s digital assets were comprised of approximately 713,502 bitcoins, with an original cost basis and market value of $54.26 billion and $59.75 billion, respectively, which reflects an average cost per bitcoin of approximately $76,052 and a market price per bitcoin of approximately $83,740 as of January 30, 2026, respectively.

Capital Markets Summary
The Company received aggregate gross proceeds of approximately $5.6 billion during the three months ended December 31, 2025, and additional aggregate gross proceeds of approximately $3.9 billion between January 1, 2026 and February 1, 2026, from the following transactions:
◦Common Stock ATM Program: During the three months ended December 31, 2025, the Company received aggregate gross proceeds of approximately $4.4 billion through the issuance and sale of 24,769,210 shares of its class A common stock. Between January 1, 2026 and February 1, 2026, the Company received aggregate gross proceeds of approximately $3.4 billion through the issuance and sale of an additional 20,205,642 shares(1) of its class A common stock under its at-the-market class A common stock offering program (the “Common Stock ATM Program”). As of February 1, 2026, approximately $8.1 billion remained available under the Common Stock ATM Program.
•STRK ATM Program: During the three months ended December 31, 2025, the Company received aggregate gross proceeds of approximately $33.8 million through the issuance and sale of 376,082 shares of its 8.00% Series A Perpetual Strike Preferred Stock (“STRK Stock”) under its at-the-market STRK Stock offering program (the “STRK ATM Program”). Between January 1, 2026 and February 1, 2026, the Company received aggregate gross proceeds of approximately $3.4 million through the issuance and sale of an additional 38,796 shares of its STRK Stock under the STRK ATM Program. As of February 1, 2026, approximately $20.3 billion remained available for issuance under the STRK ATM Program.
•STRF ATM Program: During the three months ended December 31, 2025, the Company received aggregate gross proceeds of approximately $99.5 million through the issuance and sale of 891,397 shares of its 10.00% Series A Perpetual Strife Preferred Stock (“STRF Stock”) under its at-the-market STRF Stock offering program (the “STRF ATM Program”). Between January 1, 2026 and February 1, 2026, the Company did not issue shares of its STRF Stock under the STRF ATM Program. As of February 1, 2026, approximately $1.6 billion remained available for issuance under the STRF ATM Program.
•STRD ATM Program: During the three months ended December 31, 2025, the Company received aggregate gross proceeds of approximately $136.6 million through the issuance and sale of 1,702,080 shares of its 10.00% Series A Perpetual Stride Preferred Stock (“STRD Stock”) under its at-the-market STRD Stock offering program (the “STRD ATM Program”). Between January 1, 2026 and February 1, 2026, the Company did not issue shares of STRD Stock under the STRD ATM Program. As of February 1, 2026, approximately $4.0 billion remained available for issuance under the STRD ATM Program.
•STRC ATM Program: During the three months ended December 31, 2025, the Company received aggregate gross proceeds of approximately $157.6 million through the issuance and sale of 1,575,952 shares of its Variable Rate Series A Perpetual Stretch Preferred Stock (“STRC Stock”) under its at-the-market STRC Stock offering program (the “STRC ATM Program”). Between January 1, 2026 and February 1, 2026, the Company received aggregate gross proceeds of approximately $421.0 million through the issuance and sale of an additional 4,207,834 shares of STRC Stock under the STRC ATM Program. As of February 1, 2026, approximately $3.6 billion remained available for issuance under the STRC ATM Program.
•IPO of STRE Stock: In November 2025, the Company received gross proceeds of approximately €620.0 million ($716.8 million based on a USD/EUR exchange rate of 1.1561) through the issuance and sale of 7,750,000 shares of the 10.00% Series A Perpetual Stream Preferred Stock (“STRE Stock”) at a public offering price of €80.00 per share.

(1) Including 61,563 shares sold on January 30, 2026 and settled on February 2, 2026.

▪STRC Stock Dividend: Since the IPO of the STRC Stock, the Company has declared and paid, or will pay, the following dividends:

Month	Annualized STRC Rate	Dividend (USD/Share)	Payment Date
July/August	9.00%	$0.80	August 31, 2025
September	10.00%	$0.83	September 30, 2025
October	10.25%	$0.85	October 31, 2025
November	10.50%	$0.88	November 30, 2025
December	10.75%	$0.90	December 31, 2025
January	11.00%	$0.92	January 31, 2026
February	11.25%	$0.94	February 28, 2026
USD Reserve Summary
As of February 1, 2026, the Company has a USD Reserve of $2.25 billion, which provides approximately 2.5 years of coverage for dividends on its preferred stock and interest on its outstanding indebtedness (“Dividends”). The USD Reserve was funded using proceeds from the sale of shares of class A common stock under the Common Stock ATM Program.
Strategy’s current intention is to maintain the USD Reserve at an amount sufficient to fund two to three years of its Dividends. The maintenance of this USD Reserve, as well as its amount, terms and conditions, remains subject to Strategy’s sole and absolute discretion and Strategy may adjust the USD Reserve from time to time based on market conditions, liquidity needs and other factors.
STRC Dividend Rate Guidance
•STRC Dividend Adjustment Framework: Strategy is updating its rules-based monthly dividend recommendation framework for STRC Stock. Strategy’s current intention, subject to change in its sole discretion, is to evaluate dividend rates each month using the volume-weighted average price (VWAP) of STRC Stock for the month, as follows:
•Below $95.00: Recommend a dividend rate increase of 50 basis points or more for the next period.
•$95.00 - $98.99: Recommend a dividend rate increase of 25 basis points or more for the next period.
•$99.00 - $100.99: No change in the dividend rate is anticipated. However, management may use its discretion to recommend a minor increase or decrease of 25 basis points depending on prevailing market and capital conditions.
•$101.00 and above: Recommend a dividend rate decrease of 25 basis points, or a larger decrease if one-month term SOFR interest rates declined during that month (in each case, subject to the cap on rate reductions described in the Prospectus and Certificate of Designations for the STRC Stock), and/or a follow-on offering of STRC Stock.
All recommended dividend rate changes under this framework are subject to approval by the Company’s Board of Directors, and dividends will only be declared and paid when, as, and if the Board determines such changes are in the best interest of the Company and its stockholders. Recommendations may be adjusted to reflect prevailing market conditions at the time of recommendation. This structured approach is intended to maintain the trading price of STRC Stock near its $100 per share stated amount. There can be no assurance that the recommended dividend adjustments will achieve such intention. Strategy may change or suspend this framework at any time in its sole discretion, consistent with the terms of the STRC Stock.
ROC Dividend Guidance
For U.S. federal income tax purposes, 100% of distributions paid during calendar year 2025 on the Company’s preferred equity instruments were treated as a nontaxable return of capital (“ROC”) to the extent of a recipient shareholder’s tax basis in their applicable preferred equity instruments, as reported on Forms 8937. Accordingly, such distributions are treated as a return of capital and reduce a shareholder’s tax basis in the applicable preferred equity instruments, to the extent of that basis, with any excess treated as capital gain for U.S. federal income tax purposes.
Forms 8937 for each distribution can be obtained at https://www.strategy.com/investor-relations/dividend-return-of-capital.
Strategy believes that it does not have any accumulated earnings & profits for U.S. federal income tax purposes (“E&P”), and does not expect to generate current E&P in the current year or the foreseeable future. Based on these expectations,

Strategy expects the distributions paid on its preferred equity instruments to be treated as ROC for the foreseeable future (i.e., ten years or more).
Special tax considerations may apply to certain taxpayers based on their specific circumstances. Shareholders should consult their own tax advisors regarding the U.S. federal, state, local, and any non-U.S. tax consequences to them in connection with the receipt of any of these distributions. Strategy’s expectations on E&P may change, and any such change could affect the U.S. federal income tax treatment of the distributions.
Strategy Dashboard
Strategy maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding Strategy to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that Strategy makes public via the website dashboard.
Conference Call
Strategy will be discussing its fourth quarter 2025 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of Strategy’s investor relations website at https://www.strategy.com/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.
About Strategy
Strategy Inc (Nasdaq: STRF/STRC/STRK/STRD/MSTR; LuxSE: STRE) is the world's first and largest Bitcoin Treasury Company. We pursue financial innovation strategies designed to generate value from our bitcoin holdings, including developing and issuing novel fixed-income instruments that provide investors varying degrees of economic exposure to bitcoin. In addition, we are an industry leader in AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere™. We believe our combination of active bitcoin-focused capital management and a scaled operating software business positions us for long-term value creation across both digital asset and enterprise analytics markets.
Strategy, MicroStrategy, and Intelligence Everywhere are either trademarks or registered trademarks of Strategy Inc in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Important Information About KPIs
Bitcoin Per Share (BPS) is a key performance indicator (“KPI”) that represents the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, expressed in terms of Satoshis, where:
•“Assumed Diluted Shares Outstanding” refers to the aggregate of our Basic Shares Outstanding as of the dates presented plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units as of such dates. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.
•“Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that were sold under at-the-market equity offering programs.
•A “Satoshi” or a “Sat” is one one-hundred-millionth of one bitcoin, the smallest indivisible unit of a bitcoin.
BTC Yield is a KPI that represents the percentage change in BPS from the beginning of a period to the end of a period.
BTC Gain is a KPI that represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period.
BTC $ Gain is a KPI that represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin. For determining BTC $ Gain QTD and YTD, unless otherwise specified, the Company uses the current market price of bitcoin. For determining BTC $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation.
The Company uses BPS, BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes these KPIs can supplement investors’ understanding of how the Company chooses to fund bitcoin purchases and the value created in a period by:
•in the case of BPS, measuring the ratio of the Company’s bitcoin holdings to the Assumed Diluted Shares Outstanding, which provides investors a baseline with which to assess the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner over a given period;
•in the case of BTC Yield, measuring the percentage change in BPS from the beginning of a period to the end of a period, which helps investors assess how the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner varies across periods;
•in the case of BTC Gain, hypothetically expressing the percentage change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end of the applicable period as compared to the beginning of such period, which provides investors with visibility into the absolute change in the Company’s bitcoin holdings resulting from its BTC Yield; and
•in the case of BTC $ Gain, further expressing that change as an illustrative dollar value by multiplying that bitcoin-denominated change by the market price of bitcoin at the end of the applicable period as described above; and
When the Company uses these KPIs, management takes into account the various limitations of these metrics, including that they
•do not take into account that our assets, including our bitcoin, are subject to (i) all of our existing and future liabilities, including our debt, and (ii) the preferential rights of our preferred stockholders to dividends and our assets in a liquidation, and that all such claims rank to senior to those of our common equity; and
•assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of common stock in accordance with their respective terms.
BPS, BTC Yield, BTC Gain and BTC $ Gain are not, and should not be understood as, financial performance, valuation or liquidity measures. Specifically:

•BPS does not represent (i) the ability of the Company to satisfy the Company’s financial obligations, or (ii) the Company’s book value per share.  Ownership of a share of common stock of the Company does not represent an ownership interest in the bitcoin held by the Company.
•BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.
•BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.
The trading price of the Company’s class A common stock is informed by numerous factors in addition to Company’s bitcoin holdings and its actual or potential shares of class A common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the market value of the Company’s bitcoin, and none of BPS, BTC Yield, BTC Gain or BTC $ Gain are indicative or predictive of the trading price of the Company’s securities.
Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the Company has adopted Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its bitcoin at fair value in its statement of financial position as of the end of a reported period, and recognize gains losses from changes in the fair value in net income (loss) for the reported period.  As a result, we may incur unrealized gain or loss on digital assets based on changes in the market price of bitcoin during a period, which would not be reflected in BPS, BTC Yield, BTC Gain or BTC $ Gain.   For example, if we increase our bitcoin holdings relative to our Assumed Diluted Shares Outstanding during a reported period, we would achieve increased BPS and positive BTC Yield, BTC Gain and BTC $ Gain even if we report significant unrealized loss on digital assets for the period.  Similarly, if we increase our Assumed Diluted Shares Outstanding at a faster rate than our bitcoin holdings, then we would experience decreased BPS and negative BTC Yield, BTC Gain, and BTC $ Gain, even if we report significant unrealized gain on digital assets for the period.
As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.
In calculating these KPIs, the Company does not consider the source of capital used for the acquisition of its bitcoin. When the Company purchases bitcoin using proceeds from offerings of non-convertible notes or non-convertible preferred stock, or convertible notes or preferred stock that carry conversion prices above the current trading price of the Company's common stock or conversion rights that are not then exercisable, such transactions have the effect of increasing the BPS, BTC Yield, BTC Gain and BTC $ Gain, while also increasing the Company’s indebtedness and senior claims of holders of instruments other than class A common stock with respect to dividends and to the Company’s assets, including its bitcoin, in a manner that is not reflected in these metrics.
If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its class A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing BPS, BTC Yield, BTC Gain and BTC $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of class A common stock, and not all proceeds from issuances of class A common stock are used to purchase bitcoin.
In addition, we are required to pay dividends with respect to our perpetual preferred stock in perpetuity. We could pay these dividends with cash or, in the case of STRK Stock, by issuing shares of class A common stock. We have issued shares of class A common stock for cash to fund the payment of cash dividends, and we may in the future issue shares of class A common stock in lieu of paying dividends on STRK Stock. As a result, we have experienced, and may experience in the future, increases in Assumed Diluted Shares Outstanding without corresponding increases in our bitcoin holdings, resulting in decreases in BPS, BTC Yield, BTC Gain and BTC $ Gain for the periods in which such issuance of shares of class A common stock occurred.
The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in, or a redemption right with respect to, the bitcoin the Company holds.
The Company determines its KPI targets based on its history and future goals.  The Company’s ability to maintain any given level of BPS, or achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.
These KPIs are merely supplements, not substitutes to the financial statements and other disclosures contained in the Company’s SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations.
Forward-Looking Statements
This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results, including statements regarding the recommendations that will be made to adjust dividend rates for our STRC Stock, statements relating to our expectation regarding the tax-deferred return of capital treatment of distributions on our preferred stock, and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of Strategy Inc and its subsidiaries (Company) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated unrealized gains or losses on digital assets that the Company may record in its financial statements as a result of a change in the market price of bitcoin from the value at which the Company’s bitcoins are carried on its balance sheet; the availability of debt and equity financing on favorable terms; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; changes in the Company’s tax earnings & profits that may impact return of capital tax treatment on future dividends on the Company’s preferred stock; the impact of the availability of spot exchange traded products and other investment vehicles for bitcoin and other digital assets; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets, related valuation allowance, and tax expense; other potentially adverse tax consequences; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic and current reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

STRATEGY INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024*
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product licenses	$7,854	$15,256	$39,674	$48,567
Subscription services	51,758	31,931	175,657	106,776
Total product licenses and subscription services	59,612	47,187	215,331	155,343
Product support	48,498	58,364	204,225	243,805
Other services	14,879	15,146	57,677	64,308
Total revenues	122,989	120,697	477,233	463,456
Cost of revenues:
Product licenses	1,191	930	3,956	3,060
Subscription services	23,028	12,822	72,956	42,440
Total product licenses and subscription services	24,219	13,752	76,912	45,500
Product support	6,790	7,977	28,592	33,289
Other services	10,675	12,439	43,913	50,679
Total cost of revenues	41,684	34,168	149,417	129,468
Gross profit	81,305	86,529	327,816	333,988
Operating expenses:
Sales and marketing	31,825	34,965	122,956	138,081
Research and development	22,763	25,691	93,860	118,486
General and administrative	36,690	36,239	151,909	140,537
Unrealized loss on digital assets, net	17,435,832	—	5,403,476	—
Digital asset impairment losses	—	1,006,055	—	1,789,862
Total operating expenses	17,527,110	1,102,950	5,772,201	2,186,966
Loss from operations	(17,445,805)	(1,016,421)	(5,444,385)	(1,852,978)
Interest expense, net	(11,075)	(16,465)	(64,968)	(61,941)
Loss on debt extinguishment	—	—	—	(22,933)
Other (expense) income, net	(3,678)	6,150	(16,601)	3,506
Loss before income taxes	(17,460,558)	(1,026,736)	(5,525,954)	(1,934,346)
Benefit from income taxes	(5,023,906)	(355,925)	(1,677,802)	(767,685)
Net loss	(12,436,652)	(670,811)	(3,848,152)	(1,166,661)
Dividends on preferred stock	(183,328)	—	(381,368)	—
Net loss attributable to common stockholders of Strategy	$(12,619,980)	$(670,811)	$(4,229,520)	$(1,166,661)
Basic loss per share (1)	$(42.93)	$(3.03)	$(15.23)	$(6.06)
Weighted average common shares outstanding - Basic	293,998	221,608	277,660	192,549
Diluted loss per share (1)	$(42.93)	$(3.03)	$(15.23)	$(6.06)
Weighted average common shares outstanding - Diluted	293,998	221,608	277,660	192,549

(1) Basic and fully diluted loss per common share for class A and class B common stock are the same.
* Derived from audited financial statements

STRATEGY INC
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2025	December 31, 2024*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,301,470	$38,117
Restricted cash	1,873	1,780
Accounts receivable, net	205,748	181,203
Prepaid expenses and other current assets	55,046	31,224
Total current assets	2,564,137	252,324
Digital assets	58,854,028	23,909,373
Property and equipment, net	28,858	26,327
Right-of-use assets	46,975	54,560
Deposits and other assets	142,577	75,794
Deferred tax assets, net	4,507	1,525,307
Total assets	$61,641,082	$25,843,685
Liabilities, Mezzanine Equity, and Stockholders' Equity
Current liabilities:
Accounts payable, accrued expenses, and operating lease liabilities	$50,335	$52,982
Accrued compensation and employee benefits	69,986	58,362
Accrued interest	5,619	5,549
Preferred Dividends Payable	27,121	—
Current portion of long-term debt, net	31,313	517
Deferred revenue and advance payments	272,118	237,974
Total current liabilities	456,492	355,384
Long-term debt, net	8,158,842	7,191,158
Deferred revenue and advance payments	5,451	4,970
Operating lease liabilities	46,135	56,403
Other long-term liabilities	4,736	5,379
Deferred tax liabilities	1,926,454	407
Total liabilities	10,598,110	7,613,701
Commitments and Contingencies
Mezzanine Equity
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value; 33,200 shares authorized, 12,840 shares issued and outstanding at December 31, 2025; redemption value and liquidation preference of $1,363,151 at December 31, 2025	1,191,128	—
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value; 70,435 shares authorized, 29,587 shares issued and outstanding at December 31, 2025; redemption value and liquidation preference of $2,958,706 at December 31, 2025	2,631,281	—
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value; 269,800 shares authorized, 13,982 shares issued and outstanding at December 31, 2025; redemption value and liquidation preference of $1,398,195 at December 31, 2025	1,226,553	—
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value; 61,176 shares authorized, 14,024 shares issued and outstanding at December 31, 2025; redemption value and liquidation preference of $1,402,422 at December 31, 2025	1,163,483	—
10.00% Series A Perpetual Stream Preferred Stock, $0.001 par value; 7,750 shares authorized, 7,750 shares issued and outstanding at December 31, 2025; redemption value and liquidation preference of $909,850 at December 31, 2025	707,069	—
Total mezzanine equity	6,919,514	—
Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 562,639 and 5,000 shares authorized, no shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Class A common stock, $0.001 par value; 10,330,000 and 330,000 shares authorized, 292,422 and 226,138 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	292	226
Class B common stock, $0.001 par value; 165,000 and shares authorized, 19,640 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	20	20
Additional paid-in capital	37,806,554	20,411,998
Accumulated other comprehensive loss	(5,171)	(15,384)
Retained earnings (accumulated deficit)	6,321,763	(2,166,876)
Total stockholders’ equity	44,123,458	18,229,984
Total liabilities, mezzanine equity, and stockholders' equity	$61,641,082	$25,843,685
* Derived from audited financial statements

STRATEGY INC
DIGITAL ASSETS – ADDITIONAL INFORMATION
ROLLFORWARD OF BITCOIN HOLDINGS
(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held	Approximate Average Purchase Price Per Bitcoin
Balance at December 31, 2024 (before adoption of ASU 2023-08)		$27,968,248	$(4,058,875)	$23,909,373	447,470	$62,503
Cumulative effect upon adoption of ASU 2023-08			4,058,875	17,881,048
Balance immediately following adoption of ASU 2023-08		$27,968,248	$—	$41,790,421	447,470	$62,503
Digital asset purchases	(a)	7,661,663	n/a	7,661,663	80,715	94,922
Unrealized loss on digital assets			n/a	(5,906,005)
Balance at March 31, 2025		$35,629,911	n/a	$43,546,079	528,185	$67,457
Digital asset purchases	(b)	6,769,205	n/a	6,769,205	69,140	97,906
Unrealized gain on digital assets			n/a	14,047,514
Balance at June 30, 2025		$42,399,116	n/a	$64,362,798	597,325	$70,982
Digital asset purchases	(c)	4,952,080	n/a	4,952,080	42,706	115,959
Unrealized gain on digital assets			n/a	3,890,847
Balance at September 30, 2025		$47,351,196	n/a	$73,205,725	640,031	$73,983
Digital asset purchases	(d)	3,084,135	n/a	3,084,135	32,469	94,986
Unrealized gain on digital assets			n/a	(17,435,832)
Balance at December 31, 2025		$50,435,331	n/a	$58,854,028	672,500	$74,997
(a)In the first quarter of 2025, we purchased bitcoin using $4.37 billion of the net proceeds from sales under our class A common stock at-the-market offering program then-in effect, $1.99 billion of the net proceeds from our issuance of our 0% Convertible Senior Notes due 2030, $593.7 million of the aggregate net proceeds from the initial public offering of our 8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share (“STRK Stock”) and sales under our STRK Stock at-the-market offering program, and $710.0 million of the net proceeds from the initial public offering of 10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share (“STRF Stock”).
(b)In the second quarter of 2025, we purchased bitcoin using $5.19 billion of the net proceeds from sales under our class A common stock at-the-market offering programs then-in effect, $979.7 million of the net proceeds from our initial public offering of 10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share (“STRD Stock”), $163.0 million of the net proceeds from sales under the STRF Stock at-the-market offering program, and $438.0 million of the net proceeds from sales under the STRK Stock at-the-market offering program.
(c)In the third quarter of 2025, we purchased bitcoin using $209.5 million of the net proceeds from the STRF Stock at-the-market offering program, $153.0 million of the net proceeds from the STRK Stock at-the-market offering program, $48.5 million of the net proceeds from the STRD Stock at-the-market offering program, $2.07 billion of the net proceeds from the class A common stock at-the-market offering program, and $2.47 billion of the net proceeds from the initial public offering of our Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share.
(d)In the fourth quarter of 2025, the Company purchased bitcoin using $99.4 million of the net proceeds from the STRF ATM, $157.9 million of the net proceeds from the STRC ATM, $33.7 million of the net proceeds from the STRK ATM, $135.7 million of the net proceeds from the STRD ATM, $699.0 million of the net proceeds from the initial public offering of STRE Stock and $1.96 billion of net proceeds from the MSTR ATM.